CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated August 31, 2005, in this Post-Effective Amendment to the Registration Statement (Form S-6) and related Prospectus of Claymore Securities Defined Portfolios, Series 125, National Insured Municipal Bond Portfolio, Series 95 dated September 23, 2005.

                                                         /s/ Grant Thornton LLP


Chicago, Illinois
September 23, 2005